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                                                                    Exhibit 10.1

                   NON-NEGOTIABLE CONVERTIBLE PROMISSORY NOTE


$ 2,846,426.02                                                  Denver, Colorado
                                                              September 28, 2000

         FOR VALUE RECEIVED, the undersigned, Metretek Technologies, Inc., a Delaware corporation (the "Maker"), hereby promises to pay to Scient Corporation, a Delaware corporation (the "Payee"), and assigns, by wire transfer of immediately available funds to an account designated on Exhibit A hereto, or to any other account designed in writing by the Payee to the Maker at least five
(5) business days before a payment is due hereunder in lawful money of the United States of America, the amount that is owed by the Maker to the Payee under the Services Agreements (as defined herein) up to a maximum principal sum of Two Million Eight Hundred Forty-Six Thousand Four Hundred Twenty-Six and 02/100 Dollars ($2,846,426.02), without any interest thereon.

         1. REPAYMENT OF PRINCIPAL. The principal sum of this Note shall be due and payable as follows: (i) $250,000 shall be due and payable on each of December 31, 2000, March 31, 2000, June 30, 2000, September 30, 2000 and
December 31, 2001; and (ii) the remainder of the principal sum then outstanding shall be due and payable on Marchi 31, 2002; provided, however, that in the event that PowerSpring, Inc., a Delaware corporation and subsidiary of the Maker ("PowerSpring"), shall complete, close and receive at least $8,000,000 cash proceeds from a venture capital private placement of securities of PowerSpring (the "Venture Financing"), then the outstanding and unpaid principal balance of this Note shall become due and payable within 10 days of the day of the closing of the Venture Financing.

         2. PREPAYMENT. The Maker shall have the right to prepay the outstanding principal sum of this Note, in whole at any time or in part from time to time, without premium or penalty, and without prior notice.

         3. CONVERSION. This Note is convertible into either shares of common stock, par value $.01 per share ("Metretek Shares"), of Payee, or shares of common stock, par value $.01 per share ("PowerSpring Shares" and, collectively with the Metretek Shares, the "Shares"), of PowerSpring, but not both, upon the terms and subject to the conditions set forth in this Section 3.

            (a) CONVERSION OPTION. At the option of the Payee, upon the terms and subject to the conditions set forth in this Section 3, upon thirty (30) days prior written notice to the Maker (the "Conversion Notice Period"), the Payee may elect to convert all, but not less than all, of the unpaid principal balance of this Note as of the last day of the Conversion Notice Period into either Metretek Shares, or PowerSpring Shares, but not both.

            (b) CONVERSION PRICE. This Note may be converted into the number of Shares equal to the unpaid principal balance of this Note outstanding as of the last day of the Conversion Notice Period divided by "Conversion Price" then in effect for such class of Shares.

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               (i) The "Conversion Price" of each Metretek Share shall be equal
$5.94, as adjusted pursuant to the terms of this Note.

               (ii) The "Conversion Price" of each PowerSpring Share shall be equal to $0.60, as adjusted pursuant to the terms of this Note.

            (c) CONVERSION PROCEDURE. In order to convert this Note into Shares, the Payee must (i) complete, sign and deliver to the Maker the Conversion Notice attached to this Note as Exhibit B, (ii) surrender this Note to the Maker, (iii) furnish appropriate endorsements and transfer documents if required by the Maker, and (iv) pay any transfer or similar tax related to such conversion, if required. The date upon which the Maker receives the duly signed and completed Conversion Notice, this Note and all other required documentation and fees is referred to herein as the "Conversion Date." As promptly as practicable after the Conversion Date, the Payee or PowerSpring, as applicable (each, an "Issuer") shall issue and deliver one or more certificates for the whole number of Shares issuable upon such conversion, together with a cash payment in lieu of any fractional Shares. Such conversion shall be deemed effective immediately prior to the close of business on the Conversion Date, and at such time the rights of the Payee with respect to the indebtedness evidenced hereby shall cease. The Payee shall not be entitled to receive any cash dividends payable to holders of Shares as of any record date before the Conversion Date.

            (d) FRACTIONAL SHARES. No fractional Shares shall be issued upon conversion of this Note but, in lieu thereof, the Maker shall pay to the Payee an amount in cash based upon the then current conversion Price.

            (e) CONVERSION PRICE ADJUSTMENT FOR CERTAIN GENERAL EVENTS.

               (i) EVENTS. The Conversion Price shall be subject to adjustment upon the occurrence of any of the following events (the "Adjustment Events"):
(A) the issuance of Shares as a dividend or a distribution with respect to the Shares; (B) the subdivision of the outstanding Shares into a greater number of Shares; (C) the combination of the outstanding Shares into a smaller number of Shares; and (D) the distribution to all holders of Shares of shares of capital stock (other than Shares), evidences of indebtedness of the Issuee or of other non-cash assets (including securities).

               (ii) ADJUSTMENT.

                  (A) GENERALLY. In the event of the occurrence of any of the foregoing Events, then the Conversion Price in effect immediately prior to such event shall be adjusted so that, upon the conversion of this Note the Payee receives the number of shares of capital stock or other securities or assets which the Payee would have received immediately following such event if the Payee had converted immediately prior to the record date relative to such Adjustment Event. Any adjustment of the Conversion Price shall become effective immediately after the record date, in the case of a dividend or distribution, and immediately after the effective date, in the case of a subdivision, combination or reclassification.

                  (B) 1% MINIMUM ADJUSTMENT. No adjustment in the Conversion Rate will be required to be made unless and until such adjustment that would require a change of at

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least one percent (1%) of the Conversion Rate then in effect; provided, however, that any adjustment that would not be required to be made shall be taken into account in any subsequent adjustment.

                  (C) MULTIPLE ADJUSTMENTS. If any event would require adjustment of the Conversion Rate pursuant to more than one of the provisions described above, only one adjustment shall be made.

                  (D) EVENTS NOT REQUIRING ADJUSTMENT. Except as set forth in this Section 4, the Conversion Price shall not be adjusted for the issuance of Shares or securities convertible into or exchangeable for Shares or securities granting the right to purchase any of the foregoing. No adjustments shall be made for an event referred to above if the Payee is entitled to participate in the event on the basis and with notice that the Board of Directors of the Payee determines to be fair and appropriate in light of the basis and notice on which the holders of Shares participate in the event.

                  (E) SPECIAL AUTHORITY. The Payee reserves the right to make such reductions in the Conversion Price in addition to these required in the foregoing provisions as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients.

                  (F) NOTICES OF ADJUSTMENTS. Whenever the Conversion Price is adjusted, the Company will promptly mail to the Payee a notice of the adjustment.

            (f) MERGERS, CONSOLIDATIONS, AND SALE OF ASSETS. In the event an Issuer shall be a party to any transaction (including without limitation (i) any recapitalization or reclassification of the Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Shares), (ii) any consolidation or merger of the Issuer with or into another person or any merger of another person into the Issuer. (Other than a merger that does not result in a reclassification, conversion, exchange or cancellation of the Shares), (iii) any sale or transfer of all or substantially all of the assets of the Issuer, or
(iv) any compulsory share exchange) pursuant to which either the Shares shall be converted into the right to receive other securities, cash or other property, or in the case of a sale or transfer of all or substantially all of the assets of the Issuer, the holders of the Shares shall be entitled to receive other securities, cash or other property, then the Payee shall use its best efforts to make appropriate provision as part of the terms of such transaction so that the Payee shall have the right thereafter to convert this Note into the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of Shares issuable upon conversion of this Note immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange.

            (g) VOLUNTARY REDUCTION IN CONVERSION PRICE. The Maker from time to time may reduce the Conversion Price of this Note by any amount for any period by written Notice thereof to the Payee.

            (h) RESERVATION OF SHARES. Each Issuer shall at all times reserve and keep available out of its authorized but unissued Shares, solely for the purpose of effecting the conversion of this Note, such number of Shares as shall from time to time be sufficient to effect the conversion of the

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then outstanding principal sum of the Note. If at any time the number of authorized but unissued Shares of either Issuer shall not be sufficient to effect the conversion of this Note, then such Issuer shall take such corporate action as may be necessary to increase its authorized but unissued Shares to such number of Shares as shall be sufficient for such purpose.

            (i) COST OF CONVERSION. The Maker shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of Shares upon conversion of this Note. However, the Payee shall be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such Shares in a name other than that of the Holder.

         4. SUBORDINATION.

            (a) SUBORDINATION OF PAYMENT. The indebtedness evidenced by this
Note is subordinated and junior in right of payment to the prior payment in full of all indebtedness of the Maker and its subsidiaries to any bank, or other financial institution for money borrowed under any loan agreement, credit agreement, promissory note or similar instruments ("Bank Debt").

            (b) DISSOLUTION, LIQUIDATION AND BANKRUPTCY. Upon any distribution of assets of the Payee to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceeding, all principal premium, if any, and interest due or to become due on all Bank Debt must be paid in full before the Payee is entitled to receive or retain any payments.

            (c) SUBROGATION. Upon satisfaction of all claims of all Bank Debt then outstanding, the rights of the Payee shall be subrogated to the rights of the holders of Bank Debt to receive payments or distributions applicable to Bank Debt until all amounts owing on this Note are paid in full.

            (d) CERTAIN DISTRIBUTIONS. In the event that, notwithstanding the foregoing, a payment or distribution of assets of Maker of any kind in contravention of any of the provisions set forth in this Section 4(d) pertaining to subordination, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of this Note before all Bank Debt is paid in full, then such payment or distribution shall be held by the Payee in trust for the benefit of holders of Bank Debt or their representatives to the extent necessary to make payment in full of all Bank Debt remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor, to or for the holders of Bank Debt.

         5. DEFAULT.

            (a) EVENTS OF DEFAULT. Each of the following shall be deemed an "Event of Default":

               (i) The failure of the Maker to make any payment within fifteen
(15) days of the date when the same becomes due and payable;

               (ii) The failure of the Maker to convert the principal sum of the
Note into Shares (as defined below) upon the terms and subject to the conditions set forth in this Note;

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               (iii) The failure of the Maker to observe or perform any of its other covenants set forth in this Note, which failure continues for a period of thirty (30) days after receipt of notice by the Payee of such failure;

               (iv) The commencement by the Maker of a voluntary proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or a substantial part of its property, or the consent by the Maker to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making by the Maker of a general assignment for the benefit of creditors; or

               (v) The commencement of an involuntary proceeding against the Maker seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or a substantial part of its property, which involuntary proceeding remains undismissed and unstayed for a period of sixty (60) days.

            (b) REMEDIES UPON DEFAULT. If an Event of Default under this Note shall occur and be continuing, the Payee shall have the right to declare the outstanding principal sum of this Note then outstanding to be due and payable by giving written notice to the Maker to that effect, and upon the Maker's receipt of such Notice, the principal sum of this Note shall become due and payable. In addition, if an Event of Default shall occur and be continuing, the Payee may pursue any available remedy to collect the payment of principal from the date of Default on this Note or to enforce the performance of any provision of this Note. The Payee shall have the right to waive any past or existing default or Event of Default and its consequences.

         6. LETTER AGREEMENT AND SERVICES AGREEMENTS. This Note is the "Convertible Promisory Note" provided for in that certain Letter Agreement, dated September 28, 2000 (the "Letter Agreement"), by and between the Payee and the Maker. The "Services Agreements" are those agreements defined as such in the Letter Agreement.

         7. WAIVER OF PROCEDURAL DEFENSES. The Maker hereby waives presentment for payment, demand for payment, notice of non-payment or dishonor, protest, notice of protest, notice of acceleration or maturity, and any and all other notices and demands whatsoever, and agree to remain bound until the principal and interest are paid in full, notwithstanding any extensions of time for payment which may be granted, even though the period of extension may be indefinite, and notwithstanding any inaction by or failure to asset any legal right available to the Payee.

         8. SEVERABILITY. If any provision of this Note or application thereof to any person or circumstance is held invalid, such invalidity shall not affect other provisions of this Note which can be given effect without the invalid provisions, and to this end the provisions of this Note shall be severable.

         9. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflict or choice of law.

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         10. NO WAIVER. No delay or omission of the Payee to exercise any right or power arising under this Note shall impair any such right or power or be construed to be a waiver of any such right or power, nor shall the action or nonaction of the Payee in case of default on the part of the Maker impair any right or power resulting therefrom.

         11. SUCCESSORS AND ASSIGNS. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Note nor any rights or obligations herein may be assigned or transferred by the Maker or the Payee without the prior written consent of the other.


                                       MAKER:

                                       METRETEK TECHOLOGIES, INC.


                                       By: /s/ W. Phillip Marcum
                                           -------------------------------
                                            W. Phillip Marcum, President


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